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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to Registration Statement (Form S-3) and related Prospectus of Bruker BioSciences Corporation for the registration of 11,960,000 shares of its common stock and to the incorporation by reference therein of our report dated December 12, 2006, with respect to the consolidated financial statements and schedule of Bruker BioSciences Corporation included in its Current Report on Form 8-K dated December 15, 2006, and our report dated March 9, 2006, with respect to Bruker BioSciences Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Bruker BioSciences Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Boston, Massachusetts
January 23, 2007

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  EXHIBIT 23.2